Exhibit 3.1

FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SCYNEXIS, INC.

Yves J. Ribeill hereby certifies that:

ONE: The original name of this company is Scyrex, Inc., that the date of filing the original Certificate of Incorporation of this company with the Secretary of State of the State of Delaware was November 4, 1999, and that the name of the company was changed to Scynexis Chemistry & Automation, Inc., by the filing of a Certificate of Amendment to the Certificate of Incorporation of this company with the Secretary of State of the State of Delaware on April 14, 2000, and that the name of the Company was changed to Scynexis, Inc. by the filing of a Certificate of Amendment to the Certificate of Incorporation of this company with the Secretary of State of the State of Delaware on June 5, 2002.

TWO: He is the duly elected and acting President of Scynexis, Inc., a Delaware corporation.

THREE: The Certificate of Incorporation of this company is hereby amended and restated to read as follows:

I.

The name of this company is SCYNEXIS, Inc. (the “Company” or the “Corporation”).

II.

The address of the registered office of this Company in the State of Delaware is 2711 Centreville Road, Suite 400, City of Wilmington, County of New Castle, Zip Code 19808, and the name of the registered agent of this Corporation in the State of Delaware at such address is Corporation Service Company.

III.

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).

IV.

A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Company is authorized to issue is 100,000,000 shares, 70,000,000 shares of which shall be Common Stock (the “Common Stock”) and 30,000,000 shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of ($0.001) per share and the Common Stock shall have a par value of ($0.001) per share.

B. Subject to the provisions of Section D.2(c)(iii) of this Article IV, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the stock of the Company (voting together on an as-if-converted basis).

C. Thirty-One Thousand, Four Hundred Ten (31,410) of the authorized shares of Preferred Stock are hereby designated “Series A Preferred Stock,” Seven Hundred Eleven Thousand, Nine Hundred Eighty-Seven (711,987) of the authorized shares of Preferred Stock are hereby designated “Series B Preferred Stock,” Two Million Nine Hundred Sixty-Seven Thousand Six Hundred Seventy-Eight (2,967,678) of the authorized shares of Preferred Stock are hereby designated as “Series C Preferred Stock,” Three Million Seventy-Six Thousand Nine Hundred Twenty-Three (3,076,923) shares of the authorized shares of Preferred Stock are hereby designated as “Series C-1 Preferred Stock”, Two Million Three Hundred Forty-Seven Thousand Eight Hundred Twenty-Six (2,347,826) shares of the authorized shares of Preferred Stock are hereby designated as “Series C-2 Preferred Stock”, Ten Million (10,000,000) shares of the authorized shares of Preferred Stock are hereby designated as “Series D-1 Preferred Stock”, and Ten Million (10,000,000) shares of the authorized shares of Preferred Stock are hereby designated as “Series D-2 Preferred Stock” (collectively, the “Series Preferred”). Subject to the provisions of Section D.2 of this Article IV, the number of authorized shares of any class or series of Preferred Stock may be increased or decreased (but not below the number of shares of such class or series then outstanding) by the affirmative vote of the holders of a majority of the stock of the Company (voting together on an as-if-converted basis).

D. The rights, preferences, privileges, restrictions and other matters relating to the Series Preferred are as follows:

1. DIVIDEND RIGHTS.

(a) Holders of Series D-1 Preferred Stock and Series D-2 Preferred Stock, (together, the “Series D Preferred Stock”) in preference to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series C-2 Preferred Stock (together, the “Junior Preferred Stock”) and to the holders of Common Stock, shall be entitled to receive, on a pari passu basis, when and as declared by the Board of Directors (the “Board”), but only out of funds that are legally available therefor, cash dividends at the rate of eight percent (8%) of the Original Issue Price of the Series D Preferred Stock (as defined below), as applicable, per annum on each outstanding share of Series D Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof). Such dividends shall be payable only when, as and if declared by the Board and shall be non-cumulative.

(b) The Original Issue Price of the Series A Preferred Stock shall be seven dollars and ninety-six cents ($7.96). The Original Issue Original Issue Price of the Series B Preferred Stock shall be nine dollars and one cent ($9.01). The Original Issue Price of the Series C Preferred Stock shall be ten dollars and fifteen cents ($10.15). The Original Issue Price of the Series C-1 Preferred Stock shall be three dollars and twenty-five cents ($3.25). The Original Issue Price of the Series C-2 Preferred Stock shall be five dollars and seventy-five cents

($5.75). The Original Issue Price of the Series D-1 Preferred Stock shall be one dollar and forty cents ($1.40). The Original Issue Price of the Series D-2 Preferred Stock shall be one dollar and forty cents ($1.40).

(c) So long as any shares of Series D Preferred Stock are outstanding, the Company shall not pay or declare any dividend, whether in cash or property, or make any other distribution on the Junior Preferred Stock or the Common Stock, or purchase, redeem or otherwise acquire for value any shares of Junior Preferred Stock or Common Stock until all dividends as set forth in Section 1(a) above on the Series D Preferred Stock shall have been paid or declared and set apart, except for:

(i) acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares at cost (or the lesser of cost or fair market value) upon termination of services or employment with the Company; or

(ii) acquisitions of Common Stock in exercise of the Company’s right of first refusal to repurchase such shares.

(d) No dividend shall be paid on any share of Common Stock in any year unless the Company has paid: (i) an additional dividend on all outstanding shares of Series D Preferred Stock, and (ii) a dividend on all outstanding shares of Junior Preferred Stock, each in a per share amount equal (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock. Such dividends shall be payable only when, as and if declared by the Board and shall be non-cumulative.

(e) The provisions of Sections 1(c) and 1(d) shall not apply to (i) a dividend payable in Common Stock, (ii) any repurchase of any outstanding securities of the Company that is unanimously approved by the Board, and (iii) any acquisition of shares of Junior Preferred Stock or Common Stock in exchange for other shares of Junior Preferred Stock or Common Stock.

2. VOTING RIGHTS.

(a) General Rights. Each holder of shares of the Series Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series Preferred could be converted (pursuant to Section 5 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent and shall have voting rights and powers equal to the voting rights and powers of the Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Company. Except as otherwise provided herein or as required by law, the Series Preferred shall vote together with the Common Stock at any annual or special meeting of the stockholders and not as a separate class, and may act by written consent in the same manner as the Common Stock.

(b) Separate Vote of Series B Preferred Stock. For so long as any shares of Series B Preferred Stock remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least sixty-five percent

(65%) of the outstanding Series B Preferred Stock shall be necessary for effecting or validating the following actions:

(i) Any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Designation), that alters or changes the voting or other powers, preferences, or other special rights or privileges, or restrictions of the Series B Preferred Stock so as to have a material adverse effect on such powers, preferences, special rights, privileges or restrictions;

(ii) Any action that creates a new class or series of shares having (A) a preference or priority as to dividends or liquidation which is on parity with the preference or priority of the Series B Preferred Stock unless such issuance shall result in an adjustment to the Series B Preferred Conversion Price pursuant to Section 5 of this Article IV; or (B) a preference or priority as to dividends or liquidation which is superior to the preference or priority of the Series B Preferred Stock;

(iii) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Company ranking senior to the Series B Preferred Stock in right of liquidation preference or dividends or any increase in the authorized or designated number of any such new class or series;

(iv) Any increase to more than nine (9) members or decrease in the authorized number of members of the Company’s Board; or

(v) Any authorization to issue or sell additional shares of Series B Preferred Stock.

(c) Separate Vote of Series C Preferred Stock. For so long as any shares of Series C Preferred Stock remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least sixty-five percent (65%) of the outstanding Series C Preferred Stock shall be necessary for effecting or validating the following actions:

(i) Any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Designation), that alters or changes the voting or other powers, preferences, or other special rights or privileges, or restrictions of the Series C Preferred Stock;

(ii) Any action that amends or waives any provision of the Company’s Certificate of Incorporation or Bylaws relative to the Series C Preferred Stock;

(iii) Any increase or decrease in the authorized number of shares of Common Stock or Preferred Stock;

(iv) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Company ranking senior to the Series C Preferred Stock in right of liquidation preference, or dividends or any increase in the authorized or designated number of any such new class or series;

(v) Any authorization to issue or sell additional shares of Series C Preferred Stock;

(vi) Any redemption, repurchase, payment of dividends or other distributions with respect to Common Stock (except for acquisitions of Common Stock by the Company permitted by Section 1 of this Article IV);

(vii) Any agreement by the Company or its stockholders regarding an Asset Transfer or Acquisition (each as defined in Section 4 of this Article IV);

(viii) Any action that results in the payment or declaration of a dividend on any shares of Common Stock or Preferred Stock;

(ix) Any voluntary dissolution or liquidation of the Company; or

(x) Any increase or decrease in the authorized number of members of the Company’s Board.

(d) Separate Vote of Series C-2 Preferred Stock. For so long as any shares of Series C-2 Preferred Stock remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least sixty-five percent (65%) of the outstanding Series C-2 Preferred Stock shall be necessary for effecting or validating the following actions:

(i) Any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Designation), that alters or changes the voting or other powers, preferences, or other special rights or privileges, or restrictions of the Series C-2 Preferred Stock;

(ii) Any action that amends or waives any provision of the Company’s Certificate of Incorporation or Bylaws relative to the Series C-2 Preferred Stock;

(iii) Except for a financing transaction that is approved by either (A) a majority of the Board which majority includes the approval of all Board members elected by the holders of the Series C Preferred Stock or (B) seventy-five percent (75%) of the members comprising the Board, any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Company ranking senior to the Series C-2 Preferred Stock in right of liquidation preference, or dividends or any increase in the authorized or designated number of any such new class or series; or

(iv) Any authorization to issue or sell additional shares of Series C-2 Preferred Stock.

(e) Separate Vote of Series D Preferred Stock.

For so long as any shares of Series D Preferred Stock remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least seventy percent (70%) of the outstanding shares of Series D Preferred Stock shall be necessary for effecting or validating the following actions:

(i) Any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Designation), that alters or changes the voting or other powers, preferences, or other special rights or privileges, or restrictions of the Series D Preferred Stock;

(ii) Any action that amends or waives any provision of the Company’s Certificate of Incorporation or Bylaws relative to the Series D Preferred Stock;

(iii) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Company ranking senior to the Series D Preferred Stock in right of liquidation preference, or dividends or any increase in the authorized or designated number of any such new class or series;

(iv) Any consolidation or merger of the Company with or into any other corporation or other entity or person, if the shares of capital stock of the Company immediately prior to such consolidation or merger (including shares of capital stock issued or issuable pursuant to the exercise or conversion of any outstanding options, warrants or convertible securities) continue to represent a majority of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent); and

(v) Any authorization to issue or sell additional shares of Series D Preferred Stock.

(f) Separate Vote of Series Preferred. Notwithstanding anything to the contrary herein, for so long as any shares of Series Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holder of at least (i) forty percent (40%) of the outstanding Series Preferred and (ii) sixty percent (60%) of the outstanding Series D Preferred Stock shall be necessary for effecting or validating the following actions:

(i) Any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Designation);

(ii) Any agreement by the Company or its stockholders regarding an Asset Transfer or Acquisition (each as defined in Section 4 of this Article IV);

(iii) Any redemption or repurchase with respect to Common Stock (except for acquisitions of Common Stock by the Company permitted by Section D1(c) of this Article IV);

(iv) Any increase or decrease in the authorized number of members of the Company’s Board;

(v) Any amendment to any employee benefit plan in existence prior to or after the filing of this Fifth Amended and Restated Certificate of Incorporation or the establishment of any new employee benefit plan after the date of the filing of this Fifth Amended and Restated Certificate of Incorporation;

(vi) Enter into or authorize any agreement by the Company regarding the grant of any exclusive license of all or substantially all of the Company’s material intellectual property;

(vii) Create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, if the aggregate indebtedness of the Company and its subsidiaries for borrowed money following such action would exceed $100,000;

(viii) Enter into any new line of business that requires a material change or revision to the Company’s business strategy and is not related to the business of the Company as of the date of the filing of this Fifth Amended and Restated Certificate of Incorporation;

(ix) Enter into any agreement with an officer, director, employee or holder of greater than ten percent (10%) of the Company’s fully diluted outstanding capital stock (including all shares issuable under any and all convertible securities, including, without limitation, warrants and convertible promissory notes, and all shares reserved under any stock option plan for options not yet granted and for options outstanding but unexercised), other than any agreement (a) for payment of salary, or annual or special bonuses for services rendered, (b) for reimbursement of reasonable expenses incurred on behalf of the Company, (c) for other standard employee benefits made generally available to employees (including stock option agreements outstanding under any stock option plan approved by the Board) or (d) entered into pursuant to, or in connection with the closing of the transactions contemplated under that certain Series D-2 Preferred Stock Purchase Agreement (the “Purchase Agreement”), dated on or around the effective time of the filing of this Fifth Amended and Restated Certificate of Incorporation with the office of the Secretary of State of the State of Delaware (the “Charter Effective Time”);

(x) Acquire, or hold capital stock in, any business entity other than any wholly owned subsidiary of the Company, or acquire or sell, lease, license, dispose, mortgage or encumber any material property or assets (tangible or intangible) of the Company or any subsidiary, except in the ordinary course of business; and

(xi) Taking any action or failing to take any action in order to cause or permit any subsidiary of the Company to take any of the actions contemplated in the foregoing clauses (i)-(x) of this Section 2(f) (except that any reference to the Company in any of such clauses shall be deemed to be a reference to such subsidiary for purposes of implementing the provisions of this clause (xi)).

(g) Election of Board of Directors. Subject to clauses b(iv), c(x) and f(iv) of this Article IV(D)(2), the Board of Directors shall consist of such number of directors as may be determined from time to time in accordance with the Bylaws.

(i) For so long as any shares of Series D Preferred Stock remain outstanding, the holders of Series D Preferred Stock, voting as a separate class, shall be entitled to elect one (1) member of the Board at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors;

(ii) For so long as Merial Limited (and/or any affiliate thereof) holds twenty-five percent (25%) or more of the outstanding shares of Series C-2 Preferred Stock, the holders of Series C-2 Preferred Stock, voting as a separate class, shall be entitled to elect one (1) member of the Board at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director;

(iii) For so long as any shares of Series C Preferred Stock remain outstanding the holders of Series C Preferred Stock, voting as a separate class, shall be entitled to elect two (2) members of the Board at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors;

(iv) For so long as any shares of Series B Preferred Stock remain outstanding the holders of Series B Preferred Stock, voting as a separate class, shall be entitled to elect two (2) members of the Board at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors;

(v) The holders of Common Stock, voting as a separate class, shall be entitled to elect one (1) member of the Board at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors; and

(vi) The holders of Common Stock and Series Preferred, voting together as a single class on an as-if-converted to Common Stock basis, shall be entitled to elect all remaining members of the Board at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

3. LIQUIDATION RIGHTS.

(a) Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (a “Liquidation Event”), before any distribution or payment shall be made to the holders of any Junior Preferred Stock or Common Stock, the holders of Series D Preferred Stock shall be entitled to be paid, on a pari passu basis, out of the assets of the Company legally available for distribution, or the consideration received in such transaction, an amount per share of (i) Series D-1 Preferred Stock equal to two times (2x) the Original Issue Price of the Series D-1 Preferred Stock plus all declared and unpaid dividends on a share of Series D-1 Preferred Stock, and (ii) Series D-2 Preferred Stock equal to three times (3x) the Original Issue Price of the Series D-2 Preferred Stock plus all declared and unpaid dividends on a share of Series D-2 Preferred Stock, as applicable (in either case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) for each share of Series D Preferred Stock held by them. If, upon any such liquidation, dissolution, or winding up, the assets of the Company (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series D Preferred Stock of the liquidation preference set forth in this Section 3(a), then such assets (or consideration) shall be distributed among the holders of Series D Preferred Stock at the time outstanding, pari passu and ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(b) Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Series B Preferred Stock, Series A Preferred Stock or Common Stock, but after payment of the liquidation preference set forth in Section 3(a), the holders of Series C Preferred Stock, Series C-1 Preferred Stock and Series C-2 Preferred Stock shall be entitled to be paid, on a pari passu basis, out of the assets of the Company legally available for distribution, or the consideration received in such transaction, an amount per share of Series C Preferred Stock, Series C-1 Preferred Stock or Series C-2 Preferred Stock, as the case may be, equal to the applicable Original Issue Price plus all declared and unpaid dividends on a share of Series C Preferred Stock, Series C-1 Preferred Stock or Series C-2 Preferred Stock, as applicable (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) for each share of Series C Preferred Stock, Series C-1 Preferred Stock and/or Series C-2 Preferred Stock held by them. If, upon any such liquidation, dissolution, or winding up, the assets of the Company (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series C Preferred Stock, Series C-1 Preferred Stock and/or Series C-2 Preferred Stock of the liquidation preference set forth in this Section 3(b), then such assets (or consideration) shall be distributed among the holders of Series C Preferred Stock, Series C-1 Preferred Stock and/or Series C-2 Preferred Stock at the time outstanding, pari passu and ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(c) Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Series A Preferred Stock or Common Stock, but after payment of the liquidation preferences set forth in Sections 3(a) and 3(b), the holders of Series B Preferred Stock shall be entitled to be paid out of the assets of the Company legally available for distribution, or the consideration received in such transaction, an amount per share of Series B Preferred Stock equal to the Original Issue Price plus all declared and unpaid dividends on the Series B Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) for each share of Series B Preferred Stock held by them. If, upon any such liquidation, dissolution, or winding up, the assets of the Company (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series B Preferred Stock of the liquidation preference set forth in this Section 3(c), then such assets (or consideration) shall be distributed among the holders of Series B Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(d) Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Common Stock, but after payment of the liquidation preferences set forth in Sections 3(a), 3(b) and 3(c), the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Company legally available for distribution, or the consideration received in such transaction, an amount per share of Series A Preferred Stock equal to the Original Issue Price plus all declared and unpaid dividends on the Series A Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) for each share of Series A Preferred Stock held by them. If, upon any such liquidation, dissolution, or winding up, the assets of the Company (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series A Preferred Stock of the liquidation preference set forth in this Section 3(d), then such assets (or consideration) shall be distributed among the holders of Series A Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(e) After the payment of the full liquidation preference of the Series Preferred as set forth in Sections 3(a), 3(b), 3(c) and 3(d) above, the assets of the Company legally available for distribution (or the consideration received in such transaction), if any, shall be distributed ratably to the holders of the Common Stock and Series Preferred on an as-if-converted to Common Stock basis.

(f) Notwithstanding any of the foregoing, in the event the Company consummates any Liquidation Event (or deemed liquidation as set forth in Section 4 herein) in a transaction or a series of transactions, prior to any distribution or payment made to the holders of Series D Preferred Stock, Junior Preferred Stock or Commons Stock as set forth in Sections 3(a)–(e) herein, the Company shall pay in full, out of any proceeds received in each such Liquidation Event (or deemed liquidation as set forth in Section 4 herein), any and all outstanding indebtedness. Furthermore, in the event the Company consummates more than a single Liquidation Event (or deemed liquidation as set forth in Section 4 herein) resulting in payments made out of the proceeds of such Liquidation Events (or deemed liquidations as set forth in Section 4 herein) to holders of Series D Preferred Stock or Junior Preferred Stock pursuant to Sections 3(a)-(e) above, then, notwithstanding anything to the contrary herein, no holder of Series D Preferred Stock or Junior Preferred Stock is entitled to receive aggregate payments in an amount per share in excess of the preferences as set forth in Sections 3(a)-(e) above. Any amounts actually paid to any holder of Series D Preferred Stock or Junior Preferred Stock pursuant to Sections 3(a)-(d) above, as applicable, in connection with any Liquidation Event (or deemed liquidation as set forth in Section 4 herein) shall decrease in corresponding fashion the amounts payable to such holder pursuant to Sections 3(a)-3(d) above, as applicable, in connection with the next Liquidation Event (or deemed liquidation as set forth in Section 4 herein).

4. ASSET TRANSFER OR ACQUISITION RIGHTS.

(a) For purposes of Section 3 above, an Acquisition or Asset Transfer (as hereinafter defined) shall be considered a liquidation of the Company.

(b) For the purposes of this Fifth Amended and Restated Certificate of Incorporation: (i) “Acquisition” shall mean any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; or (B) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred; provided that an Acquisition shall not include (x) any consolidation or merger effected exclusively to change the domicile of the Company, or (y) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or indebtedness of the Company is cancelled or converted or a combination thereof; and (ii) “Asset Transfer” shall mean any of the following: (1) a sale, lease, grant of exclusive license or other disposition of all or substantially all of the assets of the Company; (2) a sale, lease, grant of exclusive license or other disposition of SCY-635; (3) a sale, lease, grant of exclusive license or other disposition of all or substantially all of the Company’s services business; and (4) a sale, lease, grant of license, sublicense, or assignment of any payments (including, without limitation, milestone payments or royalty proceeds) received or receivable by the Company or any of its stockholders from (a) Merial Limited pursuant to the Collaboration Agreement dated as of June 30, 2004 or (b) from Merck & Co., Inc. pursuant to the Research Collaboration and License Agreement dated as of June 1, 2002, provided, however, that no such sale, lease, grant of license, sublicense, or assignment shall be deemed an Asset Transfer pursuant to this Section 4(b)(ii)(4) without the vote or written consent of at least sixty five percent (65%) of the outstanding shares of Preferred Stock.

(c) In any Acquisition or Asset Transfer, if the consideration to be received is securities of a corporation or other property other than cash, its value will be deemed its fair market value as determined in good faith by the Board.

5. CONVERSION RIGHTS.

The holders of the Series Preferred shall have the following rights with respect to the conversion of the Series Preferred into shares of Common Stock (the “Conversion Rights”):

(a) Optional Conversion. Subject to and in compliance with the provisions of this Section 5, any shares of Series Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock.

(i) The number of shares of Common Stock to which a holder of Series A Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the “Series A Preferred Conversion Rate” then in effect (determined as provided in Section 5(b)) by the number of shares of Series A Preferred Stock being converted.

(ii) The number of shares of Common Stock to which a holder of Series B Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the “Series B Preferred Conversion Rate” then in effect (determined as provided in Section 5(b)) by the number of shares of Series B Preferred Stock being converted.

(iii) The number of shares of Common Stock to which a holder of Series C Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the “Series C Preferred Conversion Rate” then in effect (determined as provided in Section 5(b)) by the number of shares of Series C Preferred Stock being converted.

(iv) The number of shares of Common Stock to which a holder of Series C-1 Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the “Series C-1 Preferred Conversion Rate” then in effect (determined as provided in Section 5(b)) by the number of shares of Series C-1 Preferred Stock being converted.

(v) The number of shares of Common Stock to which a holder of Series C-2 Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the “Series C-2 Preferred Conversion Rate” then in effect (determined as provided in Section 5(b)) by the number of shares of Series C-2 Preferred Stock being converted.

(vi) The number of shares of Common Stock to which a holder of Series D-1 Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the “Series D-1 Preferred Conversion Rate” then in effect (determined as provided in Section 5(b)) by the number of shares of Series D-1 Preferred Stock being converted.

(vii) The number of shares of Common Stock to which a holder of Series D-2 Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the “Series D-2 Preferred Conversion Rate” then in effect (determined as provided in Section 5(b)) by the number of shares of Series D-2 Preferred Stock being converted.

(b) Series Preferred Conversion Rate.

(i) The conversion rate in effect at any time for conversion of the Series A Preferred Stock (the “Series A Preferred Conversion Rate”) shall be the quotient obtained by dividing the Original Issue Price of the Series A Preferred Stock by the “Series A Preferred Conversion Price”, calculated as provided in Section 5(c).

(ii) The conversion rate in effect at any time for conversion of the Series B Preferred Stock (the “Series B Preferred Conversion Rate”) shall be the quotient obtained by dividing the Original Issue Price of the Series B Preferred Stock by the “Series B Preferred Conversion Price”, calculated as provided in Section 5(c).

(iii) The conversion rate in effect at any time for conversion of the Series C Preferred Stock (the “Series C Preferred Conversion Rate”) shall be the quotient obtained by dividing the Original Issue Price of the Series C Preferred Stock by the “Series C Preferred Conversion Price”, calculated as provided in Section 5(c).

(iv) The conversion rate in effect at any time for conversion of the Series C-1 Preferred Stock (the “Series C-1 Preferred Conversion Rate”) shall be the quotient obtained by dividing the Original Issue Price of the Series C-1 Preferred Stock by the “Series C-1 Preferred Conversion Price”, calculated as provided in Section 5(c).

(v) The conversion rate in effect at any time for conversion of the Series C-2 Preferred Stock (the “Series C-2 Preferred Conversion Rate”) shall be the quotient obtained by dividing the Original Issue Price of the Series C-2 Preferred Stock by the “Series C-2 Preferred Conversion Price”, calculated as provided in Section 5(c).

(vi) The conversion rate in effect at any time for conversion of the Series D-1 Preferred Stock (the “Series D-1 Preferred Conversion Rate”) shall be the quotient obtained by dividing the Original Issue Price of the Series D-1 Preferred Stock by the “Series D-1 Preferred Conversion Price”, calculated as provided in Section 5(c).

(vii) The conversion rate in effect at any time for conversion of the Series D-2 Preferred Stock (the “Series D-2 Preferred Conversion Rate”) shall be the quotient obtained by dividing the Original Issue Price of the Series D-2 Preferred Stock by the “Series D-2 Preferred Conversion Price”, calculated as provided in Section 5(c).

(c) Series Preferred Conversion Price.

(i) The conversion price for the Series A Preferred Stock shall initially be $1.99 (the “Series A Preferred Conversion Price”). Such initial conversion price shall be adjusted from time to time in accordance with this Section 5.

(ii) The conversion price for the Series B Preferred Stock shall initially be the $2.2525 (the “Series B Preferred Conversion Price”). Such initial Series B Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 5.

(iii) The conversion price for the Series C Preferred Stock shall initially be $2.5375 (the “Series C Preferred Conversion Price”). Such initial Series C Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 5.

(iv) The conversion price for the Series C-1 Preferred Stock shall initially be $3.25 (the “Series C-1 Preferred Conversion Price”). Such initial Series C-1 Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 5.

(v) The conversion price for the Series C-2 Preferred Stock shall initially be $5.75 (the “Series C-2 Preferred Conversion Price”). Such initial Series C-2 Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 5.

(vi) The conversion price for the Series D-1 Preferred Stock shall initially be $1.40 (the “Series D-1 Preferred Conversion Price”). Such initial Series D-1 Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 5. All references to the Series D-1 Preferred Conversion Price herein shall mean the Series D-1 Preferred Conversion Price as so adjusted at any time and from time to time after the Charter Effective Time.

(vii) The conversion price for the Series D-2 Preferred Stock shall initially be $1.40 (the “Series D-2 Preferred Conversion Price”). Such initial Series D-2 Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 5. All references to the Series D-2 Preferred Conversion Price herein shall mean the Series D-2 Preferred Conversion Price as so adjusted at any time and from time to time after the Charter Effective Time.

(d) Mechanics of Conversion. Each holder of Series Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series Preferred being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay (i) in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock’s fair market value determined by the Board as of the date of such conversion), any declared and unpaid dividends on the shares of Series Preferred being converted and (ii) in cash (at the Common Stock’s fair market value determined by the Board as of the date of conversion) the value of any fractional share of Common Stock otherwise issuable to any holder of Series Preferred. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

(e) Adjustment for Stock Splits and Combinations. If at any time or from time to time after the Charter Effective Time, the Company effects a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, the Series C-2 Preferred Stock, the Series D-1 Preferred Stock and/or the Series D-2 Preferred Stock, the Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series C-1 Preferred Conversion Price, Series C-2 Preferred Conversion Price, Series D-1 Preferred Conversion Price and/or Series D-2 Preferred Conversion Price, respectively, in effect immediately before that subdivision shall be proportionately decreased.

Conversely, if at any time or from time to time after the Charter Effective Time the Company combines the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series D-1 Preferred Stock and/or Series D-2 Preferred Stock, the Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series C-1 Preferred Conversion Price, Series C-2 Preferred Conversion Price, Series D-1 Preferred Conversion Price and/or Series D-2 Preferred Conversion Price, respectively, in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(e) shall become effective at the close of business on the date the subdivision or combination becomes effective. For purposes of this Fifth Amended and Restated Certificate of Incorporation: (i) the term “Series A Original Issue Date” shall mean the date that the first share of Series A Preferred Stock is issued; (ii) the term “Series B Original Issue Date” shall mean the date that the first share of Series B Preferred Stock is issued; (iii) the term “Series C Original Issue Date” shall mean the date that the first share of Series C Preferred Stock is issued; (iv) the term “Series C-1 Original Issue Date” shall mean the date that the first share of Series C-1 Preferred Stock is issued; (v) the term “Series C-2 Original Issue Date” shall mean the date that the first share of Series C-2 Preferred Stock is issued; (vi) the term “Series D-1 Original Issue Date” shall mean the date that the first share of Series D-1 Preferred Stock is issued; (vii) the term “Series D-2 Original Issue Date” shall mean the date that the first share of Series D-2 Preferred Stock is issued; and (viii) the term “Original Issue Date” shall mean any or all, as the context may require, of the Series A Original Issue Date, Series B Original Issue Date, Series C Original Issue Date, Series C-1 Original Issue Date, Series C-2 Original Issue Date, Series D-1 Original Issue Date and Series D-2 Original Issue Date.

(f) Adjustment for Common Stock Dividends and Distributions. If at any time or from time to time after the Charter Effective Time the Company pays a dividend or other distribution in additional shares of Common Stock, the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series C Preferred Conversion Price, the Series C-1 Preferred Conversion Price, the Series C-2 Preferred Conversion Price, the Series D-1 Preferred Conversion Price and the Series D-2 Preferred Conversion Price that is then in effect shall be decreased as of the time of such issuance, as provided below:

(i) The respective Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series C-1 Preferred Conversion Price, Series C-2 Preferred Conversion Price, Series D-1 Preferred Conversion Price and Series D-2 Preferred Conversion Price shall be adjusted by multiplying the respective Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series D-1 Preferred Conversion Price and Series D-2 Preferred Stock then in effect by a fraction equal to:

(A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and

(B) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

(ii) If the Company fixes a record date to determine which holders of Common Stock are entitled to receive such dividend or other distribution, the Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series C-1 Preferred Conversion Price, Series C-2 Preferred Conversion Price, Series D-1 Preferred Conversion Price and Series D-2 Preferred Conversion Price shall be fixed as of the close of business on such record date and the number of shares of Common Stock shall be calculated immediately prior to the close of business on such record date; and

(iii) If such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series C-1 Preferred Conversion Price, Series C-2 Preferred Conversion Price, Series D-1 Preferred Conversion Price and Series D-2 Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the respective Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series C-1 Preferred Conversion Price, Series C-2 Preferred Conversion Price, Series D-1 Preferred Conversion Price and Series D-2 Preferred Conversion Price shall be adjusted pursuant to this Section 5(f) to reflect the actual payment of such dividend or distribution.

(g) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Charter Effective Time the Common Stock issuable upon the conversion of the Series Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section 4 or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), in any such event each holder of Series Preferred shall then have the right to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(h) Reorganizations, Mergers or Consolidations. If at any time or from time to time after the Charter Effective Time there is a capital reorganization of the Common Stock or the merger or consolidation of the Company with or into another corporation or another entity or person (other than an Acquisition or Asset Transfer as defined in Section 4 or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5), as a part of such capital reorganization, provision shall be made so that the holders of the Series Preferred shall thereafter be entitled to receive upon conversion of the Series Preferred the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series Preferred after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series C-1 Preferred Conversion Price, Series C-2 Preferred Conversion Price, Series D-1 Preferred Conversion Price and Series D-2 Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Series Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

(i) Sale of Shares Below Series Preferred Conversion Price.

(i) If at any time or from time to time after the Series D-1 Original Issue Date and Series D-2 Original Issue Date, the Company issues or sells, or is deemed by the express provisions of this Section 5(i) to have issued or sold, Additional Shares of Common Stock, other than as provided in Section 5(f), 5(g) or 5(h) above, for an Effective Price (as defined below) less than the then effective Series D-1 Preferred Conversion Price or Series D-2 Preferred Conversion Price, then and in each such case, each of the then existing Series D-1 Preferred Conversion Price and/or Series D-2 Preferred Conversion Price so affected, respectively, shall be reduced, as of the opening of business on the date of such issue or sale or deemed issue or sale, to a price equal to such Effective Price.

(ii) If at any time or from time to time after the applicable Original Issue Date, the Company issues or sells, or is deemed by the express provisions of this Section 5(i) to have issued or sold, Additional Shares of Common Stock, other than as provided in Section 5(f), 5(g) or 5(h) above, for an Effective Price (as defined below) less than the then effective Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series C-1 Preferred Conversion Price or Series C-2 Preferred Conversion Price (and together with any issuance or sale of Additional Shares of Common Stock that triggers an adjustment pursuant to Section 5(i)(i), a “Qualifying Dilutive Issuance”), then and in each such case, each of the then existing Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series C-1 Preferred Conversion Price and/or Series C-2 Preferred Conversion Price so affected, respectively, shall be reduced, as of the opening of business on the date of such issue or sale or deemed issue or sale, to a price determined by multiplying the Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series C-1 Preferred Conversion Price and/or Series C-2 Preferred Conversion Price, respectively, in effect immediately prior to such issuance or sale or deemed issue or sale by a fraction equal to:

(A) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the Aggregate Consideration (as defined below) received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such then-existing Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series C-1 Preferred Conversion Price and/or Series C-2 Preferred Conversion Price, respectively, and

(B) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued.

For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Series Preferred could be converted if fully converted on the day immediately preceding the given date, and (C) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date.

(iii) No adjustment shall be made to the Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series C-1 Preferred Conversion Price, Series C-2 Preferred Conversion Price, Series D-1 Preferred Conversion Price or Series D-2 Preferred Conversion Price in an amount less than one cent per share. Any adjustment otherwise required by this Section 5(i) that is not required to be made due to the preceding sentence shall be included in any subsequent adjustment to the Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series C-1 Preferred Conversion Price, Series C-2 Preferred Conversion Price, Series D-1 Preferred Conversion Price and/or Series D-2 Preferred Conversion Price, as applicable.

For the purpose of making any adjustment required under this Section 5(i), the aggregate consideration received by the Company for any issue or sale of securities (the “Aggregate Consideration”) shall be defined as: (A) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

For the purpose of the adjustment required under this Section 5(i), if the Company issues or sells (x) Preferred Stock or other stock, options, warrants, purchase rights or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as “Convertible Securities”) or (y) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series C-1 Preferred Conversion Price, Series C-2 Preferred Conversion Price, Series D-1 Preferred Conversion Price and/or the Series D-2 Preferred Conversion Price, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities plus:

(A) in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options; and

(B) in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses.

(C) if the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities.

(D) no further adjustment of the Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series C-1 Preferred Conversion Price, Series C-2 Preferred Conversion Price, Series D-1 Preferred Conversion Price and/or Series D-2 Preferred Conversion Price, respectively, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock or the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series C-1 Preferred Conversion Price, Series C-2 Preferred Conversion Price, Series D-1 Preferred Conversion Price and/or Series D-2 Preferred Conversion Price, respectively, as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series C-1 Preferred Conversion Price, Series C-2 Preferred Conversion Price, Series D-1 Preferred Conversion Price and/or Series D-2 Preferred Conversion Price, respectively, which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the

Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration actually received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series Preferred.

For the purpose of making any adjustment to the Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series C-1 Preferred Conversion Price, Series C-2 Preferred Conversion Price, Series D-1 Preferred Conversion Price and/or Series D-2 Preferred Conversion Price, respectively, required under this Section 5(i), “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 5(i) (including shares of Common Stock subsequently reacquired or retired by the Company), other than:

(a) shares of Common Stock issued upon conversion of the Series Preferred;

(b) shares of Common Stock issued to employees or directors of, or consultants to, the Company pursuant to a stock grant, stock option plan or stock purchase plan or other stock agreement or arrangement approved by the Board in an aggregate amount of not more than 5,218,536 shares or such higher number of shares as may be approved by the Board, appropriately adjusted for any stock split, stock dividend or other recapitalization effected after the filing date hereof; provided that any shares repurchased by the Company from employees, directors and consultants pursuant to the terms of stock repurchase agreements approved by the Board shall not, unless reissued, be counted as issued for purposes of this calculation;

(c) shares of Common Stock issued pursuant to the exercise of Convertible Securities outstanding as of the applicable Original Issue Date; and

(d) solely with respect to the shares of Series D Preferred Stock, shares of Common Stock issued or issuable pursuant to the exercise or conversion of Convertible Securities issued pursuant to the Purchase Agreement.

References to Common Stock in the preceding clauses (a), (b), (c) and (d) shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 5(i). The “Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 5(i), into the Aggregate Consideration received, or deemed to have been received by the Company for such issue under this Section 5(i), for such Additional Shares of Common Stock.

In the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance (the “First Dilutive Issuance”), then in the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common stock in a Qualifying Dilutive Issuance other than the First Dilutive Issuance (a “Subsequent Dilutive Issuance”) pursuant to the same instruments as the First Dilutive Issuance, then and in each such case upon a Subsequent Dilutive Issuance the Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series C-1 Preferred Conversion Price, Series C-2 Preferred Conversion Price, Series D-1 Preferred Conversion Price and/or Series D-2 Preferred Conversion Price, respectively, shall be reduced to the Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series C-1 Preferred Conversion Price, Series C-2 Preferred Conversion Price, Series D-1 Preferred Conversion Price and/or Series D-2 Preferred Conversion Price, respectively, that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.

(j) Certificate of Adjustment. In each case of an adjustment or readjustment of the Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series C-1 Preferred Conversion Price, Series C-2 Preferred Conversion Price, Series D-1 Preferred Conversion Price and/or Series D-2 Preferred Conversion Price, respectively, for the number of shares of Common Stock or other securities issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series D-1 Preferred Stock or Series D-2 Preferred Stock, if the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series D-1 Preferred Stock or Series D-2 Preferred Stock, respectively, is then convertible pursuant to this Section 5, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series D-1 Preferred Stock or Series D-2 Preferred Stock at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series C-1 Preferred Conversion Price, Series C-2 Preferred Conversion Price, Series D-1 Preferred Conversion Price and/or Series D-2 Preferred Conversion Price, respectively, at the time in effect, (iii) the number of Additional Shares of Common Stock and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of the Series Preferred.

(k) Notices of Record Date. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 4) or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section 4), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series Preferred at least twenty (20) days prior to the record date specified therein (or such shorter period approved by the holders of sixty-five percent (65%) of the outstanding Series Preferred) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

(l) Automatic Conversion.

(i) Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock, based on the then-effective Series A Preferred Conversion Price immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company. Each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock, based on the then-effective Series B Preferred Conversion Price immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (i) the per share price is at least $9.01 (as adjusted for stock splits, dividends, recapitalizations and the like after the filing date hereof), and (ii) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $15,000,000. Each share of Series C Preferred Stock, each share of Series C-1 Preferred Stock and each share of Series C-2 Preferred Stock shall automatically be converted into shares of Common Stock, based on the then-effective Series C Preferred Conversion Price, Series C-1 Preferred Conversion Price or Series C-2 Preferred Conversion Price, as applicable, immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (i) the per share price is at least $11.00 (as adjusted for stock splits, dividends, recapitalizations and the like after the filing date hereof), and (ii) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $30,000,000. Each share of Series D-1 Preferred Stock and each share of Series D-2 Preferred Stock shall automatically be converted into shares of Common Stock, based on the then-effective Series D-1 Preferred Conversion Price or Series D-2 Preferred Conversion Price, as applicable, immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which the gross cash proceeds to the Company (after underwriting discounts, commissions and fees) are at least thirty million dollars ($30,000,000) and (ii) such public offering yields an IPO Pre-Money Value (as defined below) for the Company of at least two hundred fifty million dollars ($250,000,000) (a “Qualified IPO”). For purposes of this Section 4(l)(i), “IPO Pre-Money Value” shall mean the product of (x) all shares of Common Stock that are outstanding at time of such determination (before giving effect to the issuance of any securities in connection with the subject public offering), plus all shares of Common Stock issuable upon conversion of Convertible Securities then outstanding, multiplied by (y) the per share offering price of the Common Stock in such public offering. Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 5(d).

(ii) Upon the occurrence of the applicable events specified in Section 5(l)(i) above, the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series D-1 Preferred Stock and/or Series D-2 Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series Preferred are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series Preferred, the holders of such converted Series Preferred shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series Preferred surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section 5(d).

(m) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock’s fair market value (as determined by the Board) on the date of conversion.

(n) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(o) Notices. Any notice required by the provisions of this Section 5 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

(p) Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series Preferred so converted were registered.

6. NO REISSUANCE OF SERIES PREFERRED.

No shares or shares of Series Preferred acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued.

V.

A. No director of the Corporation shall have personal liability arising out of an action whether by or in the right of the Corporation or otherwise for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not limit or eliminate the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or any successor provision, (iv) for any transaction from which such director derived an improper personal benefit, or (v) acts or omissions occurring prior to the date of the effectiveness of this provision.

B. Furthermore, notwithstanding the foregoing provision, in the event that the DGCL is amended or enacted to permit further limitation or elimination of the personal liability of the director, the personal liability of the Corporation’s directors shall be limited or eliminated to the fullest extent permitted by the applicable law. The liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent under applicable law.

C. Any repeal or modification of this Article V shall only be prospective and shall not affect the rights under this Article V in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.

VI.

For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A. The management of the business and the conduct of the affairs of the Company shall be vested in its Board. The number of directors which shall constitute the whole Board shall be fixed by the Board in the manner provided in the Bylaws, subject to any restrictions which may be set forth in this Fifth Amended and Restated Certificate of Incorporation. Notwithstanding the foregoing or anything in the Bylaws to the contrary, the number of directors which shall constitute the whole Board shall in no event be less than the maximum number of directors required in order for all nominees designated or that can be designated under the Voting Agreement (as defined below) for election to the Board to be elected or able to be elected to the Board. The term “Voting Agreement” shall mean that certain Third Amended and Restated Voting Agreement, dated on or about the date of the filing of this Fifth Amended and Restated Certificate of Incorporation, by and among the Company and certain stockholders of the Company that are parties thereto, as amended and in effect from time to time.

B. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Company. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by this Fifth Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Company.

C. The directors of the Company need not be elected by written ballot unless the Bylaws so provide.

* * * *

FOUR: This Fifth Amended and Restated Certificate of Incorporation has been duly approved by the Board of the Company.

FIVE: This Fifth Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of the Company in accordance with Section 228 of the General Corporation Law. This Fifth Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the stockholders of the Company.

IN WITNESS WHEREOF, Scynexis, Inc. has caused this Fifth Amended and Restated Certificate of Incorporation to be signed by its President this 11th day of December, 2013.

SCYNEXIS, INC.

Signature:	/s/ Yves J. Ribeill
Yves J. Ribeill, President